Exhibit 16.1

Deloitte & Touche LLP
1700 Market Street
Philadelphia, PA 19103

USA

Tel: 1 (215) 246-2300

Fax: 1 (215) 569 2441

www.deloitte.com

October 6, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Immunome, Inc.’s Form 8-K dated October 6, 2022, and we agree with the statements made therein.

Yours truly,